UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 7, 2009 (August 6, 2009)

U-Store-It Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32324	20-1024732
(Commission File Number)	(IRS Employer Identification Number)

460 East Swedesford Road, Suite 3000 Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 293-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name Or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

U-Store-It Trust (the “Company”), through a wholly-owned affiliate, announced on August 6, 2009 that it has signed a definitive agreement to form a joint venture with an affiliate of Heitman, LLC. As a result, the Company will receive approximately $51 million in cash and a 50 percent interest in the un-leveraged joint venture. The Company will contribute 22 of its wholly-owned properties, which are located in eight states and have an agreed upon value of approximately $102 million. The Company will continue day-to-day operations of the properties and receive a market rate management fee. The joint venture transaction is subject to customary due diligence and closing requirements, and is anticipated to close this month.

Item 9.01.   Exhibit.

(d)                             Exhibit:

Exhibit No.	Description

99.1	Contribution Agreement dated August 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST
Date: August 7, 2009
	By:	/s/ Jeffrey P. Foster
	Name:	Jeffrey P. Foster
	Title:	Senior Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Contribution Agreement dated August 6, 2009